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                                     EXHIBIT 16.1



                   LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT
                            FROM ZELLER WEISS & KAHN, LLP


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                               ZELLER WEISS & KAHN, LLP
                                  1084 ROUTE 22 WEST
                                MOUNTAINSIDE, NJ 07092


July 20, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:  Compost America Holding Company, Inc.
     SEC File # 0-27832
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Dear Sirs:

We were previously engaged as principal accountants to audit the financial statements of Compost America Holding Company, Inc. ("Registrant") for its fiscal years ended April 30, 1996 and April 30, 1997. On July 20, 1998 we resigned as the Registrant's accountants.

We agree with the statements made in response to Item 304 (a) of Regulation S-B appearing in Item 4 of the Registrant's Form 8-K to which this letter is attached as an exhibit.



                                        Very truly yours,

                                        /s/ Zeller Weiss & Kahn, LLP
                                        -----------------------------------
                                        Zeller Weiss & Kahn, LLP